Exhibit 99.3
Teleflex Incorporated
Segment Net Revenues

	Three Months Ended		Six Months Ended	Three Months Ended				Year Ended
	March 29, 2015	June 28, 2015	June 28, 2015	March 30, 2014	June 29, 2014	September 28, 2014	December 31, 2014	2014	2013	2012
(in thousands)
Revenue
Vascular North America	80,766	81,165	161,931	74,859	77,203	76,662	82,439	311,163	272,270	263,168
Anesthesia North America	45,449	45,579	91,028	43,252	45,730	47,203	47,724	183,909	155,844	100,333
Surgical North America	38,059	40,520	78,579	35,231	37,969	36,127	40,794	150,121	146,058	143,875
EMEA	129,282	129,132	258,414	150,245	154,670	141,146	147,004	593,065	557,427	510,248
Asia	48,529	62,042	110,571	49,602	62,539	62,035	63,520	237,696	207,207	173,721
OEM	34,715	37,918	72,633	33,182	36,610	39,174	35,000	143,966	131,173	140,230
All Other	52,630	55,689	108,319	52,175	53,384	54,826	59,527	219,912	226,292	219,434
Consolidated Net Revenue	429,430	452,045	881,475	438,546	468,105	457,173	476,008	1,839,832	1,696,271	1,551,009